EXHIBIT 4

                                 AGREEMENT
                                 ---------


          By this Agreement, the undersigned agree that the Statement on

Schedule 13D being filed on or about this date, with respect to the ownership of shares of Class A common stock of Outlet Communications, Inc.,

and any subsequent amendment to such Schedule 13D filed by any of the undersigned, is being filed on behalf of each of us.


Dated:  August 14, 1995


                                   NATIONAL BROADCASTING COMPANY, INC.


                                   By:/s/ Richard Cotton
                                      ---------------------------------
                                      Name:  Richard Cotton
                                      Title:  Executive Vice President
                                                and General Counsel

                                   NATIONAL BROADCASTING COMPANY
                                     HOLDING, INC.


                                   By:/s/ Richard Cotton
                                      --------------------------------
                                      Name:  Richard Cotton
                                      Title:  Attorney-in-fact


                                   GENERAL ELECTRIC COMPANY


                                   By:/s/ Richard Cotton
                                      --------------------------------
                                      Name:  Richard Cotton
                                      Title:  Attorney-in-fact